UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	0‑18640	95‑4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective April 26, 2019, the Board of Directors (the “Board”) of Cherokee Inc. (the “Company”) appointed Patti Johnson as a new director of the Company and Chair of the Company’s Audit Committee.

Ms. Johnson is a senior financial executive with over 30 years of experience in the retail and restaurant industries.  Most recently, Ms. Johnson served as the Chief Financial Officer for Charlotte Russe, a fast fashion retailer, from 2010 to 2018.  Prior to that time, Ms. Johnson held senior financial positions at retail organizations including: SVP Finance for Petco from 2008 to 2010, Chief Financial Officer for Old Navy, a division of Gap Inc. from 2003 to 2007 and Chief Financial Officer and SVP Finance for Kohl’s Department Stores from 1998 to 2003.  Ms. Johnson holds a Bachelor of Arts Degree from California State University, Fullerton and a Certified Public Accountant license from the state of California.

Ms. Johnson’s compensation for her services as a director will be consistent with the Company’s compensation arrangements for its other non-employee directors.  Additionally, the Company intends to enter into an indemnification agreement with Mr. Johnson in the same form as the indemnification agreements the Company has entered into with its other directors.  In general, these indemnification agreements provide, among other things, for the indemnification to the fullest extent permitted or required by applicable Delaware law, provided that an indemnitee shall not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, subject to certain exceptions.

Other than the arrangements described above, there are no arrangements or understandings between Ms. Johnson and any other persons pursuant to which Ms. Johnson was selected as a director of the Company.  Ms. Johnson is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

On April 29, 2019, Carol Baiocchi and Robert Longnecker each informed the Company that they would not stand for re-election as director upon the expiration of their current terms at the Company's annual meeting of stockholders to be held in June 2019.   Ms. Baiocchi currently serves as chair of the Compensation Committee and as a member of the Nominating and Governance Committee of the Board of Directors.  Mr.  Longnecker currently serves on the Audit Committee and the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

May 1, 2019	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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